UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 3, 2012 (October 2, 2012)

INTERNET AMERICA, INC.

(Exact name of registrant as specified in its charter)

Texas	000-25147	86-0778979
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

10930 W. Sam Houston Pkwy., N., Suite 200 Houston, Texas	77064
(Address of principal executive offices)	(Zip Code)

   (713) 968-2500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

On October 2, 2012, the Board of Directors of the Company appointed Raymond L. Horn to serve as the Company’s Executive Vice President and Chief Operating Officer. Mr. Horn previously served as the Company’s Director of Sales and Director of Operations since October 2011. Prior to joining the Company, Mr. Horn, age 55, served as a consultant to the Company from March 2011 to October 2011. From 2003 until March 2011, Mr. Horn served as the President of Oasis Computers, a computer repair business, Radio Shack franchisee, and local Texas-based Internet service provider whose Internet customers were acquired by the Company in March 2011. Mr. Horn was the founder of Oasis Computers, which ceased operating in March 2011. Mr. Horn received a Bachelor’s Degree in Accounting from Louisiana Tech University.

There are no transactions in which Mr. Horn has an interest requiring disclosure under Item 404(a) of Regulation S-K. The Company does not have a written employment agreement with Mr. Horn.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 3, 2012

INTERNET AMERICA, INC.

By:	/s/ William E. Ladin, Jr.
William E. Ladin, Jr.
Chief Executive Officer